Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Melissa York Knowles Communications Phone: (630) 238-5242 Email: melissa.york@knowles.com

Knowles Reports Q3 2015 Financial Results and Provides Outlook for Q4 2015
Q3 Organic Mobile Consumer Segment Revenue Up Over 30% Q/Q
Q3 Gross Margins and EPS Above High-End of Prior Projections

ITASCA, Ill., Oct. 26, 2015 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components, today announced results for the third quarter ended September 30, 2015.

“We are pleased to report Q3 revenues were up over 20 percent sequentially, with gross margin and earnings per share coming in at the high-end of our expectations,” said Jeffrey Niew, President and CEO of Knowles. “In our mobile consumer segment, we saw a strong sequential sales increase driven by significant growth at a North American OEM, new product launches from a Korean OEM and normal seasonality. This growth was partially offset by lower sales to Chinese OEMs. Sales of specialty components were down slightly due to softer-than-expected timing device demand and lower hearing health sales following a very strong second quarter.”
“For Q4, we anticipate a solid finish to the year with the midpoint of guidance highlighting sequential revenue growth in both of our business segments and improved operating margins. Our core microphone business has improved significantly from the beginning of the year, and we look forward to continued multi mic adoption and increased traction with intelligent audio solutions to fuel future growth.”

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its gross profit, operating expenses, loss before interest and income taxes, adjusted earnings before interest and income taxes, net earnings and diluted earnings per share, as well as other metrics, on a non-GAAP basis that excludes stock-based compensation as well as certain intangibles amortization expense, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Non-GAAP results are not presented in accordance with GAAP and may not be comparable to similarly titled non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the third quarter of 2015 was $294.6 million compared with $300.8 million reported in the same period one year ago.

•
Gross profit for the third quarter of 2015 was $88.7 million compared with $52.2 million reported in the same period one year ago. Non-GAAP gross profit for the third quarter of 2015 was $94.5 million, or 32.1 percent, compared with $94.4 million, or 31.4 percent, reported in the same period one year ago.

•
Loss before interest and income taxes for the third quarter of 2015 was $14.6 million compared with $14.1 million in the year ago period. Current period results include $11.1 million from amortization of intangibles, $9.4 million in restructuring charges, $5.0 million in stock-based compensation, $4.6 million in acquisition related expenses, and $3.6 million in production transfer costs.

•	Adjusted earnings before interest and income taxes for the third quarter of 2015 were $19.6 million compared with $42.2 million reported in the same period one year ago.

•
Net loss for the third quarter of 2015 was $14.9 million compared with $14.6 million reported in the same period one year ago. Non-GAAP net earnings for the third quarter of 2015 was $14.3 million compared with $32.7 million reported in the same period one year ago.

•	Loss per diluted share for the third quarter of 2015 was $0.17, flat from the same period one year ago.

•	Non-GAAP EPS for the third quarter of 2015 was $0.16 per diluted share compared with $0.38 reported in the same period one year ago.

Fourth Quarter 2015 Outlook
The forward looking guidance for the quarter ending December 31, 2015 is as follows:

Revenue	$290 to $310 million
Non-GAAP Gross Margin	31 to 34 Percent
Adjusted EBIT Margin	7 to 9 Percent
Non-GAAP EPS	$0.18 to $0.24

Q4 2015 GAAP results for the company are expected to include approximately $11 million in amortization of intangibles, $5 million in stock-based compensation, $5 million in production and restructuring related costs, and related tax effects on these items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on October 26, 2015 through 11:59 p.m. Central time on November 2, 2015 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 56285113.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic, audio processing, and specialty component solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in speaker, receiver, and audio processing technologies to optimize audio systems and improve the user experience in smartphones, tablets, and wearables. Knowles is also the leader in acoustics components used in hearing aids and has a strong position in high end oscillators (timing devices) and capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has nearly than 13,000 employees in 16 countries around the world. For more information, visit www.knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings or acquisitions; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; anticipated growth for us and adoption of our technologies and solutions that may not occur; the success and rate of multi microphone adoption and our “intelligent audio” solutions; managing rapid growth; managing rapid declines in customer demand for certain of our products or solutions, delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our need to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; fluctuations in demand by our telecom and other customers and telecom end markets; our ability to enter new end user product markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, operating expenses, loss before interest and income taxes, adjusted earnings before interest and income taxes, net earnings, diluted earnings per share, as well as other metrics, to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

INVESTOR SUPPLEMENT - THIRD QUARTER 2015

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Revenues	$294.6	$240.9	$300.8
Cost of goods sold	205.4	183.8	243.9
Restructuring charges - cost of goods sold	0.5	0.5	4.7
Gross profit	88.7	56.6	52.2
Research and development expenses	33.0	22.7	21.0
Selling and administrative expenses	59.2	46.5	46.5
Restructuring charges	8.9	0.3	1.1
Operating expenses	101.1	69.5	68.6
Operating loss	(12.4)	(12.9)	(16.4)
Interest expense, net	3.7	3.1	2.0
Other expense (income), net	2.2	(0.2)	(2.3)
Loss before income taxes	(18.3)	(15.8)	(16.1)
(Benefit from) provision for income taxes	(3.4)	0.3	(1.5)
Net loss	$(14.9)	$(16.1)	$(14.6)

Basic loss per share	$(0.17)	$(0.19)	$(0.17)
Diluted loss per share	$(0.17)	$(0.19)	$(0.17)

Weighted average common shares outstanding:
Basic	88,429,627	85,144,298	85,047,991
Diluted	88,429,627	85,144,298	85,047,991

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Revenues	$774.1	$855.3
Cost of goods sold	574.6	665.2
Restructuring charges - cost of goods sold	0.4	21.1
Gross profit	199.1	169.0
Research and development expenses	75.3	62.0
Selling and administrative expenses	151.4	150.8
Restructuring charges	9.5	5.6
Operating expenses	236.2	218.4
Operating loss	(37.1)	(49.4)
Interest expense, net	9.2	4.5
Other expense (income), net	0.1	(2.1)
Loss before income taxes	(46.4)	(51.8)
Provision for income taxes	0.4	34.1
Net loss	$(46.8)	$(85.9)

Basic loss per share	$(0.54)	$(1.01)
Diluted loss per share	$(0.54)	$(1.01)

Weighted average common shares outstanding:
Basic	86,239,337	85,038,151
Diluted	86,239,337	85,038,151

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Gross profit	$88.7	$56.6	$52.2	$199.1	$169.0
Stock-based compensation expense	0.4	0.4	0.2	1.0	0.5
Fixed asset and related inventory charges	0.5	3.0	13.9	3.5	40.5
Restructuring charges	0.5	0.5	4.7	0.4	21.1
Production transfer costs (2)	3.6	5.2	8.4	14.2	19.3
Other (3)	0.8	—	15.0	0.8	15.0
Non-GAAP gross profit	$94.5	$65.7	$94.4	$219.0	$265.4
Non-GAAP gross profit as % of revenues	32.1%	27.3%	31.4%	28.3%	31.0%

Research and development expenses	$33.0	$22.7	$21.0	$75.3	$62.0
Stock-based compensation expense	(0.7)	(0.2)	(0.2)	(1.1)	(0.4)
Non-GAAP research and development expenses	$32.3	$22.5	$20.8	$74.2	$61.6
Non-GAAP research and development expenses as % of revenues	11.0%	9.3%	6.9%	9.6%	7.2%

Selling and administrative expenses	$59.2	$46.5	$46.5	$151.4	$150.8
Stock-based compensation expense	(3.9)	(3.0)	(2.2)	(9.5)	(5.6)
Intangibles amortization expense	(11.1)	(9.9)	(10.6)	(31.0)	(32.2)
Production transfer costs (2)	—	—	—	—	(0.7)
Other (3)	(3.8)	(2.2)	—	(6.4)	(2.3)
Non-GAAP selling and administrative expenses	$40.4	$31.4	$33.7	$104.5	$110.0
Non-GAAP selling and administrative expenses as % of revenues	13.7%	13.0%	11.2%	13.5%	12.9%

Operating expenses	$101.1	$69.5	$68.6	$236.2	$218.4
Stock-based compensation expense	(4.6)	(3.2)	(2.4)	(10.6)	(6.0)
Intangibles amortization expense	(11.1)	(9.9)	(10.6)	(31.0)	(32.2)
Restructuring charges	(8.9)	(0.3)	(1.1)	(9.5)	(5.6)
Production transfer costs (2)	—	—	—	—	(0.7)
Other (3)	(3.8)	(2.2)	—	(6.4)	(2.3)
Non-GAAP operating expenses	$72.7	$53.9	$54.5	$178.7	$171.6
Non-GAAP operating expenses as % of revenues	24.7%	22.4%	18.1%	23.1%	20.1%

Net loss	$(14.9)	$(16.1)	$(14.6)	$(46.8)	$(85.9)
Interest expense, net	3.7	3.1	2.0	9.2	4.5
(Benefit from) provision for income taxes	(3.4)	0.3	(1.5)	0.4	34.1
Loss before interest and income taxes	(14.6)	(12.7)	(14.1)	(37.2)	(47.3)
Stock-based compensation expense	5.0	3.6	2.6	11.6	6.5
Intangibles amortization expense	11.1	9.9	10.6	31.0	32.2
Fixed asset and related inventory charges	0.5	3.0	13.9	3.5	40.5
Restructuring charges	9.4	0.8	5.8	9.9	26.7
Production transfer costs (2)	3.6	5.2	8.4	14.2	20.0
Other (3)	4.6	2.2	15.0	7.2	17.3
Adjusted earnings before interest and income taxes	$19.6	$12.0	$42.2	$40.2	$95.9
Adjusted earnings before interest and income taxes as % of revenues	6.7%	5.0%	14.0%	5.2%	11.2%

	Quarter Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
(Benefit from) provision for income taxes	$(3.4)	$0.3	$(1.5)	$0.4	$34.1
Income tax effects of non-GAAP reconciling adjustments	(5.0)	(1.3)	(9.0)	(4.1)	25.2
Non-GAAP provision for income taxes	$1.6	$1.6	$7.5	$4.5	$8.9

Net loss	$(14.9)	$(16.1)	$(14.6)	$(46.8)	$(85.9)
Non-GAAP reconciling adjustments (4)	34.2	24.7	56.3	77.4	143.2
Income tax effects of non-GAAP reconciling adjustments	(5.0)	(1.3)	(9.0)	(4.1)	25.2
Non-GAAP net earnings	$14.3	$7.3	$32.7	$26.5	$82.5
Non-GAAP net earnings as % of revenues	4.9%	3.0%	10.9%	3.4%	9.6%

Non-GAAP diluted earnings per share	$0.16	$0.08	$0.38	$0.30	$0.96

Diluted average shares outstanding (5)	88,429,627	85,144,298	85,047,991	86,239,337	85,038,151
Non-GAAP adjustment (6)	1,166,388	857,010	777,283	918,361	588,269
Non-GAAP diluted average shares outstanding (6)	89,596,015	86,001,308	85,825,274	87,157,698	85,626,420

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production Transfer Costs represent one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia. These amounts are included in the corresponding Gross profit, Selling and administrative expenses, Operating expenses and Loss before interest and income taxes for each period presented.
(3) In 2015, Other represents expenses related to the Audience acquisition. In the third quarter of 2014, Other in Gross profit represents a charge related to the resolution of customer claims for products no longer produced. In 2014, Other in Operating expenses represents expenses related to the spin-off of Knowles from Dover Corporation.
(4) The Non-GAAP reconciling adjustments are those adjustments made to reconcile Loss before interest and income taxes to Adjusted earnings before interest and income taxes.
(5) Diluted average shares outstanding are consistent with basic average shares outstanding as all periods are reporting a net loss.
(6) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
Current assets:
Cash and cash equivalents	$57.9	$55.2
Receivables, net of allowances of $0.7 and $0.8	220.5	236.3
Inventories, net	172.0	162.0
Prepaid and other current assets	14.7	10.7
Deferred tax assets	11.7	9.8
Total current assets	476.8	474.0
Property, plant and equipment, net	293.4	315.9
Goodwill	934.1	914.7
Intangible assets, net	255.8	270.3
Other assets and deferred charges	15.1	23.6
Total assets	$1,975.2	$1,998.5

Current liabilities:
Current maturities of long-term debt	$26.3	$15.0
Accounts payable	142.3	172.1
Accrued compensation and employee benefits	35.1	38.7
Other accrued expenses	38.4	48.8
Federal and other taxes on income	2.3	14.0
Total current liabilities	244.4	288.6
Long-term debt	448.5	385.0
Deferred income taxes	31.6	49.2
Other liabilities	50.4	39.5
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 88,437,011 and 85,061,449 shares issued at September 30, 2015 and December 31, 2014, respectively	0.9	0.9
Additional paid-in capital	1,445.5	1,372.6
Accumulated deficit	(130.8)	(84.0)
Accumulated other comprehensive loss	(115.3)	(53.3)
Total stockholders' equity	1,200.3	1,236.2
Total liabilities and stockholders' equity	$1,975.2	$1,998.5